UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 9, 2008

World Energy Solutions, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-25097

(Commission File Number)

65-0783722

(IRS Employer Identification No.)

3900A 31st Street N., St. Petersburg, Florida   33714

(Address of Principal Executive Offices and Zip Code)

(727) 525-5552

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1--Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2008, World Energy Solutions, Inc. (the “Company”) acquired H-Hybrid Technologies, Inc. (“HHTI”), a subsidiary of UTEK Corporation (“UTEK”)(AMEX & LSE-AIM: UTK), in a tax-free stock-for-stock exchange.  Pursuant to the Agreement and Plan of Acquisition (the “Agreement”), the Company issued 100,000 shares of its Series C Convertible Preferred Stock (the “Preferred Stock”) to UTEK in exchange for 100% of the issued and outstanding shares of H-Hybrid Technologies, Inc. The Preferred Stock issued in the exchange is restricted and may only be resold pursuant to the requirements of the Securities Act of 1933.

At any time prior to the 60th month anniversary of execution of the Agreement between the parties, the Preferred Stock is convertible into shares of the Company’s common stock at the election of UTEK. The Agreement provides that the Preferred stock is convertible into the number of shares of the Company’s common stock having a value of $3,750,000.00 (the agreed value of the HHTI technology), based upon the previous five (5) day average closing price on the date of conversion. The average five day closing price per share of the common stock shall be no less than one cent ($0.01) per share.

Anytime after six months and before the 60th month anniversary of the Agreement, the Company will have the right (but not the obligation) at its sole discretion, to repurchase any or all of the shares of Preferred Stock that have not been converted as follows:

Within 12 months – 105% value

Within 13 and 24 months – 110% value

Within 25 – 36 months –  115% value

Greater than 36 months  – 120% value

There will be no coupon associated with the Preferred Stock.  The Series C Convertible Preferred Stock shall have no voting rights. As further consideration for the transaction, the Company issued 5,000,000 shares of its restricted, unregistered common stock (the “Common Stock”) to Hydrogen Technology Applications, Inc.  The Common Stock shares are restricted for sale for twelve (12) months from the date of the Agreement.

H-Hybrid Technologies, Inc. contains the pending trademarked H-Hybrid™ designation as well as a worldwide exclusive license for a new automotive fuel additive (pre-combustion injection of hydrogen and oxygen gas) that may significantly increase fuel economy and efficiency while decreasing polluting emissions for use in OEM (original equipment manufacturing) in a standard gasoline automobile design.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Regulation SK, Item 701(a) - See response to Item 1.01 above.

Regulation SK, Item 701(c) - See response to Item 1.01 above.

Regulation SK, Item 701(d) - The Company is relying on the transaction exemption provisions of Section 4(2) of the Securities Act of 1933, as amended, to issue the unregistered shares of the Preferred Stock and Common Stock.  The Preferred Stock and Common Stock have been issued in a transaction not involving a public offering.

Regulation SK, Item 701(e) – See response to Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Agreement and Plan of Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

By:

/s/:  Benjamin C. Croxton

Benjamin C. Croxton, Chief Executive Officer

DATED:  October 9, 2008.

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